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Exhibit 5.1

December     , 2019

Applied Therapeutics, Inc.
545 5th Avenue, Suite 1400
New York, NY 10173

Re:    Applied Therapeutics, Inc.
                          Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as special counsel to Applied Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale under the Securities Act of 1933 (the "Securities Act"), of an aggregate of 1,380,344 shares of the Company's common stock, par value $0.0001 per share, that are issued and outstanding (the "Shares"), on behalf of the stockholders set forth in Exhibit A hereto (the "Selling Stockholders"), pursuant to the Registration Statement (as defined below). We have been advised that the Shares were issued pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of November 7, 2019 by and among the Company and the Selling Stockholders.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

        In rendering the opinions stated herein, we have examined and relied upon the following:

        (a)   the registration statement on Form S-1 of the Company relating to the Shares filed on December     , 2019 with the Securities and Exchange Commission (the "Commission") under the Securities Act, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on            (such registration statement being hereinafter referred to as the "Registration Statement");

        (b)   the prospectus, dated December     , 2019 (the "Prospectus"), which forms a part of and is included in the Registration Statement;

        (c)   an executed copy of the Securities Purchase Agreement;

        (d)   the Registration Rights Agreement, dated November 7, 2019, by and among the Company and the Selling Stockholders;

        (e)   a copy of the Company's Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement (the "Amended and Restated Certificate of Incorporation");

        (f)    the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement (the "Amended and Restated Bylaws"); and

        (g)   a copy of certain resolutions of the Board of Directors of the Company, adopted on November 5, 2019 and certain resolutions of the Pricing Committee thereof, adopted on November 7, 2019.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

        In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the Securities Purchase Agreement and the applicable board resolutions, (ii) the issuance of the Shares has been registered in the Company's share registry and (iii) the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Certificate of Incorporation, the Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the factual representations and warranties set forth in the Securities Purchase Agreement.

        We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the "DGCL").

        Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

        We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

ALN

 Exhibit A
Selling Stockholders

Selling Stockholder	Shares Registered
OrbiMed Genesis Master Fund, LP	137,932
OrbiMed Partners Master Fund Limited	344,827
The Biotech Growth Trust PLC	344,827
Franklin Strategic Series—Franklin Biotechnology Discovery Fund	172,413
Franklin Templeton Investment Funds—Franklin Biotechnology Discovery Fund	172,413
Gregg Smith	6,897
Hessler Finance LTD	70,000
Timothy Hogue	13,793
Laurence Lytton	55,173
The Ryan and Brittany Pearson Living Trust	17,241
Reinfrank Living Trust	10,345
Richard A. Smith	34,483

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Exhibit A Selling Stockholders